UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event report):  September 15, 2011

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas 77042

 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                  Regulation FD Disclosure

On September 14, 2011, Geokinetics Inc., a Delaware corporation (the “Company”), issued a press release announcing its plans to host a conference call on Friday, September 16, 2011 at 10:00 a.m. EDT (9:00 a.m. CDT) to provide updated information related to the liftboat incident that occurred on September 8, 2011 in the southern Gulf of Mexico.  A copy of the press release is attached hereto as exhibit 99.1, the contents of which are furnished in its entirety.

On September 13, 2011, the Company issued a press release announcing that Company experts will present seismic fracture characterization at the 2011 SEG Annual Meeting in San Antonio, Texas from September 18 — 23, 2011 (the “SEG Annual Meeting”).  A copy of the press release is attached hereto as exhibit 99.2, the contents of which are furnished in its entirety.

During the SEG Annual Meeting, Richard F. Miles, the Company’s President and Chief Executive Officer, will also give a presentation at investor meetings.  An accompanying slide presentation for such meetings will be available on the Company’s website at http://www.geokinetics.com on Monday, September 19, 2011.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibits, is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release dated September 14, 2011 announcing conference call to provide updated information related to the liftboat incident.

99.2                        Press release dated September 13, 2011 announcing presentation of seismic facture characterization at the 2011 SEG Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: September 15, 2011	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr.,
Vice President, General Counsel and Corporate Secretary

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